UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2021, Nkarta, Inc. (the “Company”) entered into a Fourth Amendment to Lease (the “Amendment”) by and between the Company and HCP Life Science REIT Inc. (the “Landlord”), which amends that certain Lease, dated as of May 29, 2018 (as amended from time to time, the “2018 Lease”), by and between the Company and the Landlord, for office and laboratory space in South San Francisco, California (the “2018 Leased Premises”). The Amendment expands the 2018 Leased Premises to include approximately an additional 8,075 rentable square feet of space in Suite 104 (the “Fourth Expansion Premises”) on the first floor of the Company’s headquarters at 6000 Shoreline Court in South San Francisco, California for a total of 42,145 rentable square feet. The term for the Fourth Expansion Premises commences on a date (such date, the “Fourth Expansion Commencement Date”) that is two (2) weeks following the “Delivery Date” (as defined in the Amendment), which Delivery Date is anticipated to be April 1, 2022, and expires coterminously with the lease term for the 2018 Leased Premises on January 31, 2029. The Amendment adds the Fourth Expansion Premises to the portion of the 2018 Leased Premises that is subject to the Company’s option under the 2018 Lease to extend the term of the lease for seven (7) additional years. The other terms of the 2018 Lease remain unchanged.

The Company will become responsible for paying rent for the Fourth Expansion Premises on the Fourth Expansion Commencement Date. The Company’s monthly installment of base rent for the Fourth Expansion Premises will start at approximately $50,469 on the Fourth Expansion Commencement Date and will increase by 3.5% on an annual basis up to a maximum monthly base rent of approximately $62,039. The Company will receive a rent abatement equal to the first two months of base rent, subject to the terms and conditions set forth in the Amendment. The Company will also receive a tenant allowance from the Landlord in an amount equal to approximately $121,125.00 (or $15.00 per rentable square foot of space of the Fourth Expansion Premises) to be applied to the Company’s initial design and construction of tenant improvements to the Fourth Expansion Premises.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Fourth Amendment to Lease, dated October 19, 2021, by and between HCP Life Science REIT, Inc. and Nkarta, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: October 22, 2021	By:	/s/ Nadir Mahmood
Nadir Mahmood
Chief Financial and Business Officer

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